Exhibit 10.1

RETIREMENT AGREEMENT

This is a Retirement Agreement (“Agreement”) between Murphy USA Inc. (“Murphy USA” or the “Company”) and Jeffery A. Goodwin  (“Mr. Goodwin”) (collectively, the “Parties”).

WHEREAS, Mr. Goodwin has been an employee of Murphy USA and seeks to retire from employment; and

WHEREAS, the Parties desire to amicably end their employment relationship and wish to formalize the retirement arrangements; and

WHEREAS, the Parties desire to enter into an agreement to provide for a period of continuing employment and cooperation to assist with transition activities;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Transition Period:  The Parties agree that Mr. Goodwin is expected to retire from employment with Murphy USA effective March 31, 2015 (“Retirement Date”), subject to the provisions set forth below.      The time between the Effective Date of this Agreement and the Retirement Date will be referred to as the “Transition Period.”  During the Transition Period, Mr. Goodwin will transition his responsibilities as directed by Murphy USA.  Mr. Goodwin shall continue to report to Andrew Clyde, or his designee, and shall perform all duties and responsibilities as assigned.        During the Transition Period,  Mr. Goodwin will receive his current base salary (annualized at $332,500 per year) (“Transition Payment”) and regular employee benefits, payable in accordance with the Company’s normal payroll schedule.  Mr. Goodwin agrees that at all times during the Transition Period he must remain professional and agrees to faithfully, diligently and to the best of his abilities undertake and perform all duties and responsibilities in his position and to abide by the rules, regulations, instructions, personnel practices and policies of Murphy USA.  He further agrees to devote his full working time, attention, energies and best efforts to the performance of his duties hereunder.  Nothing herein alters Murphy USA’s right to manage the business as it sees fit and to otherwise supervise Mr. Goodwin.    Mr. Goodwin agrees that should Murphy USA determine that all of his transitional activities have been accomplished and that his services are no longer needed, Murphy USA can shorten the Transition Period and accelerate the Retirement Date, subject to payment of his regular base salary and benefits through March 31, 2015.   Mr. Goodwin shall have no obligation to extend the Retirement Date beyond March 31, 2015.

2.    Retirement Compensation and Benefits.  In exchange for the consideration set forth herein, Murphy USA shall pay the following compensation and provide the following benefits to Mr. Goodwin:

a.Murphy USA shall pay Mr. Goodwin the sum of one year’s base salary in the amount of $332,500.00, payable quarterly beginning April 15, 2015.

b.Murphy USA shall pay the Mr. Goodwin for his accrued but unused vacation in one lump sum of $31,972, payable April 1, 2015.

c.For purposes of the RSUs and PSUs held by Mr. Goodwin, as described on Exhibit  A attached hereto,  his retirement will be treated as a “Normal Termination” as defined in the Company’s 2013 Long-term Incentive Plan, as amended and restated on August 26, 2014 (“Equity Plan”). Accordingly, his outstanding RSUs will vest as of the Effective Date and become payable on a pro rata basis, included as the amount to issue on Exhibit A.  Mr. Goodwin’s outstanding PSUs will vest and become payable at the end of the applicable performance period in accordance with the terms of Mr. Goodwin’s Performance Stock Unit Grant Agreement signed by Murphy USA and dated February 11, 2014. For the avoidance of doubt (i) any unvested options to purchase shares of Common Stock Mr. Goodwin holds as of the Effective Date will be forfeited as of the Effective Date pursuant to the terms of the Equity Plan and the applicable stock option agreement relating thereto, and (ii) and any outstanding RSUs or PSUs which do not vest and become payable as provided in this Section 2(c) will be forfeited pursuant to the terms of the Equity Plan and the applicable award grant agreement relating thereto.

d.Mr. Goodwin shall be entitled to MUSA 5-7-9 Savings Plan payout in the amount of $18,200, on the basis of age 56 plus 13 years’ service credit (as of January 1, 2014), equaling 7% of $260,000 in eligible 2014 compensation.

e.Mr. Goodwin shall be eligible for a SERP payment election payable in five (5) annual installments payable in accordance with the plan document and Internal Revenue Service guidelines beginning October 1, 2015.

3.Retirement:    During the Transition Period,  Mr. Goodwin will remain an at-will employee and his employment may be terminated for any reason with or without Cause (as defined below), without or without notice, at any time, including at any time prior to March 31, 2015.  In the event Mr. Goodwin’s employment is terminated by Murphy USA without Cause prior to March 31, 2015, he will be paid 100% of  his regular base salary and benefits through March 31, 2015 as part of the regular payroll process (subject to his signing the General Release Agreement).  If, however, Mr. Goodwin’s employment is terminated for Cause by Murphy USA prior to March 31, 2015,  he will not receive any further compensation, other than his regular bi-weekly earnings up until the termination Date.  For purposes of this Agreement,  “Cause” shall mean a determination by the Company in its discretion of one or more of the following (including any act or omission which gives rise to any of the following):  (i) dishonesty, including, without limitation, embezzlement, fraud or theft; (ii) gross negligence or willful disregard of duties or material failure to perform reasonably assigned duties; (iii) insubordination, willful disobedience or material breach of any of Murphy USA’s  published rules, policies, instructions,  or lawful directions; (iv) conviction of a felony, plea of guilty or nolo contendere to a felony charge, or any conviction of any misdemeanor involving moral turpitude; and (v) any material breach of this Agreement.  The ending of Mr. Goodwin’s  employment prior to March 31, 2015 due to the death or disability of Mr. Goodwin shall not entitle Mr. Goodwin or any of Mr. Goodwin’s heirs, executors, personal representatives or administrators, or any person claiming through Mr. Goodwin to any Transition Payment, unless such Transition Payment has already been earned and vested and for which all conditions precedent, including without limitation the execution and non-revocation of the

General Release Agreement (described below), have been satisfied at the time of the ending of employment.    The Parties acknowledge and agree that the compensation to be provided under this Agreement is to be provided in consideration for Mr. Goodwin signing and not revoking the General Release Agreement, Mr. Goodwin’s continued employment through the Retirement Date, as well as other promises and conditions.

4.Further Release of Claims Required to Receive Transition Payment:    Mr. Goodwin understands and agrees that his receipt of the Transition Payment, his status of continued employment during the Transition Period and the Retirement Payment and Benefits set forth in Paragraph 2 are conditioned on his agreement to execute and not revoke the General Release Agreement attached hereto as Exhibit A,  which contains a general release of claims and covenant not to sue, following the Retirement Date.  The General Release Agreement will not be given to Mr. Goodwin for signature, and Mr. Goodwin cannot sign the General Release Agreement, until at least two days after the Retirement Date.  Mr. Goodwin agrees that signing and not revoking the General Release Agreement is a condition to receiving the Transition Payment and will be required to return all payments to Murphy USA minus minimum wage for actual time spent working unless and until following the Retirement Date he has signed and not revoked the General Release Agreement and has satisfied all conditions to make the General Release Agreement effective in a timely manner.  Once executed, such signed General Release Agreement shall be incorporated herein.

5.Taxes:  The Parties agree that Mr. Goodwin is and shall be solely and entirely responsible for the payment and discharge of all federal, state and local taxes, if any, which may at any time be found to be due upon or as a result of the payment described herein.  Mr. Goodwin also agrees to cooperate with Murphy USA in the event of a tax audit involving the payment described herein.  Notwithstanding the above, Murphy USA shall deduct standard withholding for federal, state, and local taxes (including standard social security payroll taxes) from the payment made pursuant to this Agreement.  Mr. Goodwin agrees to cooperate fully in the administration of the payment set forth herein and shall complete any paperwork necessary as a condition for Murphy USA’s payment pursuant to this Agreement or for legal compliance. Mr. Goodwin agrees to indemnify and hold harmless Murphy USA against any claim or liability for any such taxes and any related penalties and/or interest owed by Mr. Goodwin, in the event any such taxes, penalties and/or interest are assessed by the United States Internal Revenue Service and/or any other state or local taxing authority.

6.No Further Benefits:    Mr. Goodwin expressly admits, agrees and acknowledges that he is not entitled to any of the benefits in this Agreement (including any continuing employment with Murphy USA or any further payments from Murphy USA) unless he signs this Agreement and does not revoke it, pursuant to the revocation provision below.  Mr. Goodwin  further expressly admits, agrees and acknowledges that he is not entitled to any other or further compensation, remuneration, benefits, reimbursement, payments, options, stock, or other equity issue of or from Murphy USA.  Nothing in this Agreement affects any vested benefits Mr. Goodwin has under any retirement plan. Any remaining continuation and/or conversion rights to health or other insurance benefits, if any, will be as provided by the terms and conditions of those plans and applicable law and will follow under separate letter.    Further, Mr. Goodwin understands and agrees that the terms and conditions of the plans and agreements under which Mr. Goodwin’s  stock options and restricted stock units, if any, were granted shall continue to control, including, for example, the limitations on the period within which the stock options may be exercised following the Retirement Date and any continued vesting following a retirement.

7.General Release of Murphy USA and Releasees:    In keeping with the Parties’ intent to allow for an amicable separation, and as part of this accord, and deeming this Agreement to be fair, reasonable, and equitable, and intending to be legally bound hereby, Mr. Goodwin  agrees to and hereby does, for himself and for each of his heirs, representatives, executors, and administrators forever and irrevocably fully release and discharge Murphy USA and the Releasees (as defined below), of and from any and all grievances, liens, suits, judgments, claims, demands, debts, defenses, actions or causes of action, obligations, damages, and liabilities whatsoever which he now has, has had, or may have, whether the same be known or unknown, at law, in equity, or mixed, in any way arising out of or relating in any way to any matter, act, occurrence, omission, practice, conduct, policy, event, or transaction on or before the Effective Date of this Agreement.  This is a General Release.  By signing this Agreement, Mr. Goodwin is agreeing to forego all claims or potential claims against Murphy USA and the Releasees.  Mr. Goodwin agrees that this release will extinguish all claims which have arisen at any time up to the time he signs this Agreement.    Mr. Goodwin expressly acknowledges that this General Release includes, but is not limited to, any claims arising out of or relating in any way to his employment with Murphy USA, the ending of his employment with Murphy USA, and all issues raised or which could have been raised in any litigation against Murphy USA and/or the Releasees.  Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement, including, without limitation, this General Release, will waive, relinquish, diminish, release or in any way affect (a) any rights or claims expressly provided for in this Agreement or (b) any rights or claims that, as a matter of law, cannot be released or waived; (c) any rights under the Murphy USA Long Term Incentive Plan and (d) any vested rights under ERISA.  If any claim is not subject to release, to the extent permitted by law, Mr. Goodwin waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Mr. Goodwin or any other Releasee identified in this Agreement is a party.  Mr. Goodwin agrees to this General Release knowingly and voluntarily.

8.Further Description of General Release:    Mr. Goodwin  expressly acknowledges that this General Release of Murphy USA and the Releasees includes, but is not limited to, any claims constituting or based on tort, contract, implied contract, defamation, libel, slander, intentional infliction of emotional distress, wrongful or abusive discharge, negligence, interference with contract or employment, assault and battery, personal injury, whistle-blowing, implied covenant of good faith and fair dealing, fraud, stock fraud, equity, any short-term or long-term disability benefits plan, intellectual property, spoliation of evidence, statute or common law, severance pay, equity compensation and/or fringe benefits, attorneys’ fees, vacation pay, bonus, sales commissions, debts, accounts, expense reimbursement, compensatory damages, punitive or exemplary damages or liquidated damages, arbitration claims, claims under any local, state or federal law, wage collection law or labor relations law, and any claims of discrimination or harassment on the basis of age, race, sex, religion, disability, pregnancy, sexual orientation, national origin, ancestry, citizenship, retaliation or any other claim under any federal, state or local employment-related, human rights, civil rights, or employment discrimination statute, rule, regulation or ordinance, including, but not limited to, the following: the Civil Rights Acts of 1964 and 1991, as amended; Section 1981 of the Civil Rights Act of 1866; the Equal Pay Act of 1963; the Family and Medical Leave Act; the Age Discrimination In Employment Act (ADEA); the Americans With Disabilities Act; the Rehabilitation Act of 1973; the Employee Retirement Income Security Act; the Consolidated Omnibus Budget Reconciliation Act of 1985; The Worker Adjustment and Retraining Notification Act; The Sarbanes-Oxley Act of 2002;  the Arkansas Civil Rights Act of 1993, Ark. Code Ann. § 16-123-101 et seq; and any other claim under any law, regulation, or ordinance prohibiting employment discrimination or relating to employment.  By signing this Agreement, Mr. Goodwin agrees that he has not suffered any injuries or occupational diseases relating to or arising out of his employment with Murphy USA and that he has received all wages and leave to which he was entitled as an employee of Murphy USA and that he is not aware of any facts or evidence of any discrimination or retaliation by Murphy USA.  Further, by signing this Agreement, Mr. Goodwin also expressly acknowledges and represents that he is not currently aware of any facts or circumstances constituting a violation of the Family and Medical Leave Act of 1993 or the Fair Labor Standards Act, or any similar state law.  Mr. Goodwin specifically acknowledges that he releases and waives any claim for any attorneys’ fees, costs and expenses.

9.Release of Unknown Claims by Mr. Goodwin:    Mr. Goodwin  understands and agrees that the claims released herein by him are intended to and do include any and all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, which he has or may have against any person or entity he released above, and he expressly consents that this Agreement shall be given full force and effect according to each and all of its expressed terms and provisions, including as well those relating to unknown and unspecified claims, charges, demands, suits, actions, causes of action and debts, if any, and those relating to any other claims, charges, demands, suits, actions, causes of action and debts hereinabove specified.  Mr. Goodwin acknowledges that he is aware that he may hereafter discover claims or facts in addition to, or different from, those which he now knows or believes to exist with respect to the subject matter covered by this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this Agreement or his decision to enter into it.  Nevertheless, he hereby waives any rights, claims or causes of action that might arise as a result of such different or additional claims or facts.

10.Agreement not to File Actions:    Mr. Goodwin agrees not to file, join in or prosecute further any lawsuits against Murphy USA and the Releasees, concerning any matter in any way arising out of or relating in any way to any matter, act, occurrence, omission, practice, conduct, policy, event, or transaction on or before the Effective Date of this Agreement.  By signing this Agreement, Mr. Goodwin agrees not to sue Murphy USA and/or the Releasees for anything arising up until the Effective Date of this Agreement.  Nothing in this Agreement will interfere with the right of Mr. Goodwin to challenge the enforceability of the release of claims in this Agreement under the Age Discrimination In Employment Act or to enforce the terms of this Agreement.  Mr. Goodwin is not precluded from initiating, cooperating or participating in a lawful governmental administrative investigation, such as with the Equal Employment Opportunity Commission. To the maximum extent permitted by law Mr. Goodwin expressly waives any right to any monetary recovery or any other individual relief in connection with any such investigation, EEOC charge or other administrative charge or should any federal, state or local administrative agency or any other person or entity pursue any claims on his behalf arising out of or related to his employment and/or the severing of that employment with Murphy USA, or concerning any matter released herein.  Mr. Goodwin  expressly represents and warrants that as of the date that he signs this Agreement, he has no pending grievances, claims, complaints, administrative charges or lawsuits against Murphy USA or any of the Releasees in or with any administrative, state, federal, or governmental entity, agency, board, or court or before any other tribunal or panel or arbitrators, public or private, based upon any actions or omissions by the Releasees occurring prior to Mr. Goodwin’s execution of this Agreement.

11.Releasees:  Without limiting the generality of the General Release by Mr. Goodwin,  Mr. Goodwin specifically acknowledges and agrees that he is knowingly and voluntarily releasing each and all of the following persons, companies, and entities from any and all claims he has or may have:  Murphy USA Inc. and its subsidiaries, affiliates, partnerships, joint ventures, benefit plans, and, with respect to each of them, their former and current parents, subsidiaries, predecessors, purchasers, and successors; and, with respect to each such entity, all of its past and present directors, officers, employees, shareholders, advisors, consultants, suppliers, attorneys, assigns, fiduciaries, insurers, agents and representatives (collectively known herein as “Releasees”).

12.No Admission of Liability:    Mr. Goodwin expressly acknowledges and agrees that the offering of this separation package and this Agreement do not constitute any admission of liability under any federal, state, or local statute, regulation, or ordinance, or breach of any contract, duty or obligation owed by Murphy USA to Mr. Goodwin and is not otherwise an admission by Murphy USA, and that Murphy USA does not admit but denies any violation of Mr. Goodwin’s legal rights.

13.Not a Prevailing Party:    Mr. Goodwin agrees that entering into this Agreement does not make him a prevailing party for any purpose, including, but not limited to, determining responsibility for or entitlement to attorneys’ fees, under any statute or otherwise.

14.Duty to Cooperate:    Mr. Goodwin agrees that, in the event Murphy USA is or becomes a party or witness to any actual or threatened legal proceeding regarding any matter that arose, concerns or occurred during the term of his employment with Murphy USA, he shall make himself reasonably available to and cooperate with Murphy USA and its counsel in such proceedings, without further payment or compensation.    Mr. Goodwin further agrees to answer any practical administration questions which may arise and to make himself reasonably available to assist Murphy USA in its transition during his employment and for six (6) months following his Retirement Date and to cooperate with any other reasonable request by Murphy USA which may require his services after the ending of his employment, all without any further payment or compensation.

15.Agreement is Confidential:  Except as otherwise stated in this Paragraph, Mr. Goodwin specifically agrees to keep the existence and terms of this Agreement, the circumstances giving rise to its execution, the negotiations leading thereto and all matters relating to the allegations raised or which could have been raised in any litigation completely confidential and secret.  He expressly covenants not to display, publish, disseminate, disclose, or communicate any such information to any person or entity, except to his attorneys, tax advisor, accountant, spouse, and, even as to such a person, only if the person agrees to honor this confidentiality requirement, or as compelled by law, or in connection with the filing and payment of taxes, or if necessary to comply with a court order or to enforce the terms of this Agreement.  Mr. Goodwin may respond to unsolicited inquiries concerning his employment separation with Murphy USA by communicating information about the reasons for his retirement from Murphy USA,  and may provide general information about his position and duties while at Murphy USA, so long as he does not disparage or defame Murphy USA or any Releasee in any such communication.  Mr. Goodwin warrants and represents that prior to his execution of this Agreement, he did not disclose, directly or indirectly, any of the terms or promises of this Agreement or the Transition Payment offered to him to any person, including other employees of Murphy USA, other than his attorneys, tax advisor, accountant, and spouse.  If required by a valid court-issued subpoena, Mr. Goodwin may produce a copy of this Agreement provided that he gives written notice of such subpoena to Goodwin within 72 hours of receipt of such subpoena receipt of such subpoena and allows Murphy USA a reasonable opportunity to move for a protective order or to otherwise quash the subpoena.  Mr. Goodwin may also discuss the terms of his separation with official law enforcement, if required to do so pursuant to a subpoena, provided he gives notification to John Moore,  within 72 hours of being requested to provide such information.  Notification by Mr. Goodwin under this Paragraph shall be via both electronic mail to john.moore@murphyusa.com.    Nothing in this Agreement prohibits or limits Murphy USA’s right to reveal the existence, terms, and conditions of this Agreement within its organization, to its Board members, to its attorneys, to its financial advisors and accountants or as otherwise judged appropriate by Murphy USA, and to fulfill reporting obligations under applicable laws and requirements.

16.Return of Property:    Mr. Goodwin agrees that on or before his Retirement Date, or whenever the Company so requests, whichever comes first, he will return to Murphy USA any and all property of Murphy USA and Proprietary Information (as defined herein),  whether belonging or entrusted to Murphy USA, wherever stored or located and in whatever form, in Mr. Goodwin’s possession, custody, or control.  Such property and Proprietary Information includes, but is not limited to laptops, iPads, and other computers; Blackberries, iPhones, or other handheld electronic devices; hard drives, thumb drives, or other electronic storage devices; security badges, access cards, and credit cards; and emails, correspondence, notes, files, and other documents whether or not prepared for or by Mr. Goodwin.  Mr. Goodwin agrees that no payment or any other benefit under this Agreement shall be made or given by Murphy USA until and unless he has returned all property of Murphy USA as required by this paragraph.

17.Non-Disclosure of Business Information:    Mr. Goodwin will not at any time during the remainder of his employment by Murphy USA, and for so long thereafter as the pertinent information or documentation remains confidential, use or disclose to others any

Business Information, except in the course of his work for Murphy USA.  As used in this Agreement, the term “Business Information” means any and all of Murphy USA’s trade secrets, confidential and proprietary information, and all other information and data that is not generally known to third persons who could derive economic value from its use or disclosure, including, without limitation, the methods though which Murphy USA identifies, hires, trains and compensates its employees; details regarding Murphy USA’s employees, including their compensation, contact information, and their performance and conduct; methods to locate and qualify suppliers, contractors and other vendors; the identity of Murphy USA’s suppliers, contractors and other vendors; the individuals, and their contact information, suppliers, contractors and other vendors with whom Murphy USA has dealt; the amounts and types of goods and/or services purchased in the past from suppliers, contractors, and other vendors; the amounts paid for such past purchases; the identity of Murphy USA’s customers; the individuals, and their contact information, customers with whom Mr. Goodwin has dealt; the amounts and types of goods purchased in the past by such customers; the amount paid for such past purchases, the timing of such past purchases, and the method of payment for such past purchases; Murphy USA’s plans for future products; the details of any ongoing or planned negotiations for future products; Murphy USA’s other plans for the future, including without limitation plans for its products, for geographic and customer markets, and for marketing, promoting and distributing its products.

18.Nonsolicitation:    During Mr. Goodwin’s employment by Murphy USA, and for twelve (12) months following his Retirement Date (regardless of the reasons for separation), Mr. Goodwin  will not, other than on behalf of Murphy USA, directly or indirectly, as a proprietor, partner, employee, agent or otherwise:

A.Solicit, hire or engage any Murphy USA employee or contractor to work for, or provide goods or services to, any other employer or organization.  For the purpose of this provision, “Murphy USA employee or contractor” means any individual who is employed or retained by, or any individual or entity that exclusively provides  goods or services to Murphy USA.

B.Otherwise interfere with, disrupt or attempt to disrupt relations between Murphy USA and any of its employees or contractors.

19.Extension of Restrictive Period:  The restrictive periods set forth in this Agreement shall not expire, and shall be tolled, during any period in which Mr. Goodwin is in violation of the restrictive period.

20.Non-Disparagement:    Mr. Goodwin agrees that he will not make, publish, write, disseminate, communicate, or directly or indirectly make or cause any person or entity to communicate or make, any materially disparaging, derogatory, libelous, slanderous, or defamatory remarks, comments, statements, or communications about Murphy USA or any of the Releasees, including, but not limited to, Murphy USA’s business and the business and/or personal policies, practices, decisions, reputations, or conduct of any of the Releasees.

21.Breach of Agreement:    The Parties expressly agree that a breach of any of the promises and covenants contained or referenced in this Agreement, including the filing by Mr. Goodwin of a lawsuit against Murphy USA,  or the breach of the confidentiality or non-solicitation obligations herein, shall be considered a material breach of the terms of this Agreement, and shall entitle the non-breaching Party to recover from the breaching Party  any monies paid pursuant to this Agreement, as well as any and all remedies available at law, as well as costs and reasonable attorneys’ fees incurred in enforcing this Agreement.  However, nothing in this Agreement will interfere with Mr. Goodwin’s  right to challenge the enforceability of the foregoing release of claims under the Age Discrimination In Employment Act, and Mr. Goodwin shall not be required to tender back payments made to him under this Agreement nor be liable for the costs and attorneys’ fees that Murphy USA and/or the Releasees incur in connection with a challenge by Mr. Goodwin of the foregoing release of claims under the Age Discrimination In Employment Act.  Mr. Goodwin acknowledges that a violation of any of the restrictive covenants contained in this Agreement will cause immediate and irreparable injury to Murphy USA, for which injury there is no adequate remedy at law.  Mr. Goodwin agrees that, in the event of a breach or threatened breach of any of the confidentiality or non-solicitation covenants herein, in addition to such other remedies as Murphy USA may have at law, without posting any bond or security, Murphy USA shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary, or permanent injunctive relief, or any other equitable remedy that then may be available.  The seeking of an injunction or order shall not affect Murphy USA’s right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

22.No Transfer or Assignment:    Mr. Goodwin represents and warrants that no person had or has or claims any interest in the claims referred to anywhere in this Agreement.  He also represents and warrants that he has the sole right and exclusive authority to execute this Agreement and that he has the sole right to receive the consideration paid therefore.  He also represents and warrants that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any claim against Murphy USA or any of the Releasees or portion thereof or interest therein, and will not assign or otherwise transfer, any claim or demand relating to any matter covered by this Agreement or the consideration to be paid pursuant thereto.

23.Entire Agreement and Enforcement:  The Parties agree that this Agreement shall be binding upon the assigns, heirs, executors, and administrators of Mr. Goodwin and shall inure to the benefit of the officers, directors, employees, agents, parents, affiliates, predecessors, successors, purchasers, assigns, and representatives of Murphy USA.  The Parties agree that this Agreement supersedes all prior agreements between the Parties (other than the General Release Agreement referenced and hereby incorporated herein and the Murphy USA Long Term Incentive Plan), and this Agreement constitutes the entire agreement between the Parties and all previous discussions, promises, representations, and understandings relating to the topics herein discussed are hereby merged into this Agreement.  The Parties agree that there are no additional promises or terms among the Parties other than those contained or referred to herein, and that this Agreement shall not be modified, waived or amended except in writing signed by Mr. Goodwin and Murphy USA.

24.No Waiver:  The Parties recognize, acknowledge and agree that the failure by Murphy USA to enforce any term of this Agreement shall not constitute a waiver of any rights or deprive Murphy USA of the right to insist thereafter upon strict adherence to that or any other term of this Agreement, nor shall a waiver of any breach of this Agreement constitute a waiver of any preceding or succeeding breach.  No waiver of a right under any provision of this Agreement shall be binding on Murphy USA unless made in writing and signed by Murphy USA.

25.Governing Law:  The validity and construction of this Agreement or of any of its terms or provisions shall be determined under the laws of the State of Arkansas, regardless of any principles of conflicts of laws or choice of laws of any jurisdiction.  Accordingly, Mr. Goodwin waives any right he may have to assert the applicability of another state’s law or to contest the application of the law of the State of Arkansas.  Mr. Goodwin agrees that the exclusive jurisdiction and venue of any lawsuit arising out of, under or related to this Agreement shall be the United States District Court for Western District of Arkansas, and if there is no jurisdiction in that court, jurisdiction shall be in Arkansas state court in Union County, and Mr. Goodwin hereby irrevocably agrees, acknowledges and submits to the exclusive jurisdiction and venue of such court for the purposes of any such lawsuit.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties, notwithstanding any statutory or common law provisions which would suggest otherwise.

26.Jury Trial Waiver:  Each Party waives his/its right to a trial by jury in any proceeding brought with respect to this Agreement or any right or obligation hereunder or any matter covered by this Agreement.  The Parties understand that by giving up their right to a jury trial by this Paragraph, they are not giving up their right to make a legal claim against the other Party with respect to matters concerning this Agreement; they are only giving up their right to have a jury decide that claim.

27.Reformation and Severability:  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  If, however, any of the separate provisions contained in this Agreement are declared illegal, unenforceable, or ineffective in a legal forum of competent jurisdiction, such provision shall be deemed severable, such that all other provisions contained in this Agreement shall remain valid and binding; provided,  however, that if any portion of the General Release Agreement is held to be invalid or unenforceable, then the entire Agreement, including any obligation for Murphy USA to provide any payments or benefits hereunder, shall be voidable at the option of Murphy USA.

28.Consultation with Attorney:    Mr. Goodwin is advised to consult an attorney regarding the terms of this Agreement before signing it, and states that he has consulted with his attorney regarding this Agreement, and that in executing this Agreement he has not relied upon any representations or statements by Murphy USA or any of its respective agents, representatives, employees, or attorneys regarding the subject matter, basis, or effect of this Agreement.

29.Medicare Representation:    Mr. Goodwin has fully considered Medicare’s interests pursuant to the Medicare Secondary Payer rules, and in doing so, Mr. Goodwin declares that as of the Effective Date of this Agreement: (i) Mr. Goodwin is not Medicare eligible (i.e.,  Mr. Goodwin is not 65 years of age or older; Mr. Goodwin is not suffering from end stage renal failure; and Mr. Goodwin has not received Social Security benefits for twenty-four (24) months or longer), and (ii) Mr. Goodwin has not made a claim against Murphy USA (this does not include any group health plans of Murphy USA) involving any illness, injury, incident, or accident in which medical expenses were, or are expected to be, incurred.  Based on these representations, Murphy USA and Mr. Goodwin have determined that Medicare has no interest in any payments hereunder and no reporting is required to Medicare.  However, if Medicare (or the agency representing Medicare’s interests) later determines that it does have an interest in any payments to Mr. Goodwin under this Agreement, Mr. Goodwin agrees to indemnify Murphy USA promptly for any payments Murphy USA makes to Medicare (or the agency collecting on behalf of Medicare) as a result of any payments under this Agreement.

30.Offer Period and Effective Date:  Pursuant to the Older Workers Benefit Protection Act, Mr. Goodwin acknowledges and represents that he waives his claims identified above herein knowingly and voluntarily and in exchange for consideration of value.  Mr. Goodwin acknowledges and represents that he understands that he has twenty‑one (21) days from his receipt of this Agreement to consider his decision to sign it.  Acceptance must be made by delivering a signed copy of this Agreement to Murphy USA and that for such acceptance to be effective, the Agreement must be signed no later than the twenty-first calendar day after Mr. Goodwin received this Agreement and must be received by Murphy USA no later than three business days after the end of this consideration period.  Mr. Goodwin understands that this Agreement may be withdrawn if not executed within the twenty-one-calendar day consideration period and promptly returned to Murphy USA as described herein.  Mr. Goodwin acknowledges and understands that he may revoke this Agreement within seven (7) days following his execution of this Agreement.  Revocation shall be made by delivering signed written notice of revocation to John Moore and must be received no later than the final calendar day of the revocation period.  This Agreement shall not become effective or enforceable until the revocation period has expired and the Agreement has been timely returned to Murphy USA.  Accordingly, the Effective Date of this Agreement shall be the eighth day following Mr. Goodwin’s signing of this Agreement, provided he has not revoked the Agreement previously and has timely returned the signed Agreement.    Mr. Goodwin understands and agrees that no court or agency must specifically approve this Agreement or its terms and conditions, including the release of claims herein, for it to become effective.

31.Full Defense:  This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by or on behalf of Mr. Goodwin in breach hereof.

32.Tax Code Compliance:    This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and Treasury guidance promulgated thereunder.  The immediately preceding sentence, however, shall not be construed as a guarantee by Murphy USA of any particular tax effect to Mr. Goodwin under this Agreement.

33.Counterparts and Facsimile Signature:    This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together will constitute one and the same instrument.  A facsimile, PDF or email copy of the signature of any signatory on this Agreement shall be deemed the equivalent of an original thereof.

34.Headings:  The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement or to define or limit the scope of any Paragraph of this Agreement.

35.COBRA:  Mr. Goodwin shall be eligible to elect continuing medical coverage pursuant to COBRA.  Information concerning his continuing benefits shall be provided to him under separate cover.

MR. GOODWIN REPRESENTS THAT HE HAS READ THIS AGREEMENT, THAT BASED THEREON, HE UNDERSTANDS ALL OF ITS TERMS, AND THAT HE ENTERS INTO THIS AGREEMENT VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS EFFECT.

03/06/2015/s/ Jeffery A. Goodwin______

Date

Murphy USA INC.

03/06/2015By:/s/ John A. Moore

Date

Exhibit 10.1

EXHIBIT B

General Release Agreement

I, Jeffrey A. Goodwin,  acknowledge that in connection with the consideration to be provided by Murphy USA Inc.  (“Murphy” or the “Company”)  under the Retirement Agreement (“Retirement Agreement”) entered into between me and Murphy USA, I hereby agree to be bound by the terms of this General Release Agreement  (“Agreement”), as follows:

1.General Release Agreement Condition To Payment:  I acknowledge that the promises I am providing in this Agreement are a material inducement and consideration for the Company entering into the Retirement Agreement, to which this Agreement is an exhibit.  I acknowledge that, in connection with the Retirement Agreement, I am receiving from Murphy USA substantial benefits, including transition payments  as set forth in the Retirement Agreement,  which benefits constitute substantial and adequate consideration for this Agreement.  I understand and agree that I am entitled to retain transition payments only if I accept and sign and do not revoke this Agreement and return it to Murphy USA in a timely manner.  I understand that Murphy USA’s obligation to have provided the transition payments and related benefits of continued employment under the Retirement Agreement is conditioned upon my compliance with the terms and conditions of this Agreement, and I agree that if I fail to comply with all of the terms and conditions of this Agreement, I will not be entitled to retain such transition Payments.  Murphy USA has also agreed to provide me with the following additional consideration for executing this Agreement and complying with its terms: 1), $332,500,  provided that I have executed this Agreement and complied with its terms, Murphy USA will pay me the above-stated consideration in four quarterly installments to be paid on April 15, 2015; July 15,  2015; October 15, 2015; and January 15, 2016; and 2) a lump sum payment of $31,972 representing five (5) weeks of unused vacation to be paid within two (2) weeks following my Retirement Date.

2.General Release of Murphy USA and Releasees:    In keeping with our intent to allow for an amicable separation, and as part of our accord, and deeming this Agreement to be fair, reasonable, and equitable, and intending to be legally bound hereby, I agree to and hereby do, for myself and for each of my heirs, representatives, executors, and administrators forever and irrevocably fully release and discharge Murphy USA and the Releasees (as defined below), of and from any and all grievances, liens, suits, judgments, claims, demands, debts, defenses, actions or causes of action, obligations, damages, and liabilities whatsoever which I now have, have had, or may have, whether the same be known or unknown, at law, in equity, or mixed, in any way arising out of or relating in any way to any matter, act, occurrence, omission, practice, conduct, policy, event, or transaction on or before the Effective Date of this Agreement.  This is a General Release.  By signing this Agreement, I am agreeing to forego all claims or potential claims against Murphy USA and the Releasees.  I agree that this release will extinguish all claims which have arisen at any time up to the time I sign this Agreement.  I expressly acknowledge that this General Release includes, but is not limited to, any claims arising out of or relating in any way to my employment with Murphy USA,  the ending of my employment with Murphy USA, and all issues raised or which could have been raised in any litigation against Murphy USA and/or the Releasees.  Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement, including, without limitation, this General

Release, will waive, relinquish, diminish, release or in any way affect (a) any rights or claims expressly provided for in this Agreement or (b) any rights or claims that, as a matter of law, cannot be released or waived.  If any claim is not subject to release, to the extent permitted by law, I waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which I or any other Releasee identified in this Agreement is a party.  I agree to this General Release knowingly and voluntarily.

3.Further Description of General Release:  I expressly acknowledge that this General Release of Murphy USA and the Releasees includes, but is not limited to, any claims constituting or based on tort, contract, implied contract, defamation, libel, slander, intentional infliction of emotional distress, wrongful or abusive discharge, negligence, interference with contract or employment, assault and battery, personal injury, whistle-blowing, implied covenant of good faith and fair dealing, fraud, stock fraud, equity, any short-term or long-term disability benefits plan, intellectual property, spoliation of evidence, statute or common law, severance pay, equity compensation and/or fringe benefits, attorneys’ fees, vacation pay, bonus, sales commissions, debts, accounts, expense reimbursement, compensatory damages, punitive or exemplary damages or liquidated damages, arbitration claims, claims under any local, state or federal law, wage collection law or labor relations law, and any claims of discrimination or harassment on the basis of age, race, sex, religion, disability, pregnancy, sexual orientation, national origin, ancestry, citizenship, retaliation or any other claim under any federal, state or local employment-related, human rights, civil rights, or employment discrimination statute, rule, regulation or ordinance, including, but not limited to, the following: the Civil Rights Acts of 1964 and 1991, as amended; Section 1981 of the Civil Rights Act of 1866; the Equal Pay Act of 1963; the Family and Medical Leave Act; the Age Discrimination In Employment Act (ADEA); the Americans With Disabilities Act; the Rehabilitation Act of 1973; the Employee Retirement Income Security Act; the Consolidated Omnibus Budget Reconciliation Act of 1985; The Worker Adjustment and Retraining Notification Act; The Sarbanes-Oxley Act of 2002; the Arkansas Civil Rights Act of 1993, Ark. Code Ann. § 16-123-101 et seq; and any other claim under any law, regulation, or ordinance prohibiting employment discrimination or relating to employment.  By signing this General Release Agreement, I agree that I have not suffered any injuries or occupational diseases relating to or arising out of my employment with Murphy USA and that I have received all wages and leave to which I was entitled as an employee of Murphy USA and that I am not aware of any facts or evidence of any discrimination or retaliation by Murphy USA.  Further, by signing this General Release Agreement, I also expressly acknowledge and represent that I am not currently aware of any facts or circumstances constituting a violation of the Family and Medical Leave Act of 1993 or the Fair Labor Standards Act, or any similar state law.  I specifically acknowledge that I release and waive any claim for any attorneys’ fees, costs and expenses.

4.Release of Unknown Claims:  I understand and agree that the claims released herein by me are intended to and do include any and all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, which I have or may have against any person or entity I released above, and I expressly consent that this Agreement shall be given full force and effect according to each and all of its expressed terms and provisions, including as well those relating to unknown and unspecified claims, charges, demands, suits, actions, causes

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of action and debts, if any, and those relating to any other claims, charges, demands, suits, actions, causes of action and debts hereinabove specified.  I acknowledge that I am aware that I may hereafter discover claims or facts in addition to, or different from, those which I now know or believe to exist with respect to the subject matter covered by this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this Agreement or my decision to enter into it.  Nevertheless, I hereby waive any rights, claims or causes of action that might arise as a result of such different or additional claims or facts.

5.Agreement not to File Actions:  I agree not to file, join in or prosecute further any lawsuits against Murphy USA and the Releasees, concerning any matter in any way arising out of or relating in any way to any matter, act, occurrence, omission, practice, conduct, policy, event, or transaction on or before the Effective Date of this Agreement.  By signing this Agreement, I agree not to sue Murphy USA and/or the Releasees for anything arising up until the Effective Date of this Agreement.  Nothing in this Agreement will interfere with my right to challenge the enforceability of the release of claims in this Agreement under the Age Discrimination In Employment Act or to enforce the terms of this Agreement.  I am not precluded from initiating, cooperating or participating in a lawful governmental administrative investigation, such as with the Equal Employment Opportunity Commission.  To the maximum extent permitted by law I expressly waive any right to any monetary recovery or any other individual relief in connection with any such investigation, EEOC charge or other administrative charge or should any federal, state or local administrative agency or any other person or entity pursue any claims on my behalf arising out of or related to my employment and/or the severing of that employment with Murphy USA, or concerning any matter released herein.  I expressly represent and warrant that as of the date that I sign this Agreement, I have no pending grievances, claims, complaints, administrative charges or lawsuits against Murphy USA or any of the Releasees in or with any administrative, state, federal, or governmental entity, agency, board, or court or before any other tribunal or panel or arbitrators, public or private, based upon any actions or omissions by the Releasees occurring prior to my execution of this Agreement.

6.Releasees:  Without limiting the generality of the General Release, I specifically acknowledge and agree that I am knowingly and voluntarily releasing each and all of the following persons, companies, and entities from any and all claims I have or may have:  Murphy USA, and its subsidiaries, affiliates, partnerships, joint ventures, benefit plans, and, with respect to each of them, their former and current parents, subsidiaries, predecessors, purchasers, and successors; and, with respect to each such entity, all of its past and present directors, officers, employees, shareholders, advisors, consultants, suppliers, attorneys, assigns, fiduciaries, insurers, agents and representatives (collectively known herein as “Releasees”).

7.Governing Law:  The validity and construction of this Agreement or of any of its terms or provisions shall be determined under the laws of the State of Arkansas, regardless of any principles of conflicts of laws or choice of laws of any jurisdiction.  Accordingly, I waive any right I may have to assert the applicability of another state’s law or to contest the application of the law of the State of Arkansas.  I agree that the exclusive jurisdiction and venue of any lawsuit arising out of, under or related to this Agreement shall be the United States District Court for Western District of Arkansas, and if there is no jurisdiction in that court, jurisdiction shall be in Arkansas state court in Union County, and I hereby irrevocably agree, acknowledge and

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submit to the exclusive jurisdiction and venue of such court for the purposes of any such lawsuit.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties, notwithstanding any statutory or common law provisions which would suggest otherwise.

8.Jury Trial Waiver:    I waive my right to a trial by jury, as did Murphy USA, in any proceeding brought with respect to this Agreement or any right or obligation hereunder or any matter covered by this Agreement.  I understand that by giving up my right to a jury trial by this Paragraph, I am not giving up my right to make a legal claim against Murphy USA with respect to matters concerning this Agreement; I am only giving up my right to have a jury decide that claim.

9.Reformation and Severability:  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law.  If, however, any of the separate provisions contained in this Agreement are declared illegal, unenforceable, or ineffective in a legal forum of competent jurisdiction, such provision shall be deemed severable, such that all other provisions contained in this Agreement shall remain valid and binding; provided,  however, that if any portion of the Agreement is held to be invalid or unenforceable, then the entire Agreement, including any obligation for Murphy USA to provide any payments or benefits hereunder, shall be voidable at the option of Murphy USA.

10.Consultation with Attorney:    I am advised to consult an attorney regarding the terms of this Agreement before signing it, and state that I have consulted with my attorney regarding this Agreement, and that in executing this Agreement I have not relied upon any representations or statements by Murphy USA or any of its respective agents, representatives, employees, or attorneys regarding the subject matter, basis, or effect of this Agreement.

11.Offer Period and Effective Date:  Pursuant to the Older Workers Benefit Protection Act, I acknowledge and represent that I waive my claims identified above herein knowingly and voluntarily and in exchange for consideration of value.  I acknowledge and represent that I understand that I have twenty‑one (21) days from my receipt of this Agreement to consider my decision to sign it.  Acceptance must be made by delivering a signed copy of this Agreement to Murphy USA and that for such acceptance to be effective, the Agreement must be signed no later than the twenty-first calendar day after I received this Agreement and must be received by Murphy USA no later than three business days after the end of this consideration period.  I understand that this Agreement may be withdrawn if not executed within the twenty-one-calendar day consideration period and promptly returned to Murphy USA as described herein.  I acknowledge and understand that I may revoke this Agreement within seven (7) days following my execution of this Agreement.  Revocation shall be made by delivering signed written notice of revocation to John Moore and must be received no later than the final calendar day of the revocation period.  This Agreement shall not become effective or enforceable until the revocation period has expired and the Agreement has been timely returned to Murphy USA.  Accordingly, the Effective Date of this Agreement shall be the eighth day following my signing of this Agreement, provided I have not revoked the Agreement previously and have timely returned the signed Agreement.  I understand and agree that no court or agency must specifically

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approve this Agreement or its terms and conditions, including the release of claims herein, for it to become effective.

12.Full Defense:  This Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by or on my behalf in breach hereof.

13.Headings:  The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement or to define or limit the scope of any Paragraph of this Agreement.

I REPRESENT THAT I HAVE READ THIS AGREEMENT, THAT BASED THEREON, I  UNDERSTAND ALL OF ITS TERMS, AND THAT I  ENTER INTO THIS AGREEMENT VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS EFFECT.

Date

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